                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (Dollar amounts in thousands, except share per share data)

                                                     THREE MONTHS ENDED           SIX MONTHS ENDED
                                                   JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,
                                                     2004          2003          2004          2003
                                                     ----          ----          ----          ----
1.  Net income                                    $    1,803    $    1,775    $    3,320    $    3,499
                                                  ==========    ==========    ==========    ==========

2.  Weighted average common shares outstanding     2,983,976     2,975,157     2,987,483     2,974,607
3.  Common stock equivalents due to dilutive
    effect of stock options                          139,660       134,601       132,153       114,745
                                                  ----------    ----------    ----------    ----------

4.  Total weighted average common shares and
    equivalents outstanding                        3,123,636     3,109,758     3,119,636     3,089,352
                                                  ==========    ==========    ==========    ==========

5.  Basic earnings per share                      $      .60    $      .59    $     1.11    $     1.17
                                                  ==========    ==========    ==========    ==========

6.  Diluted earnings per share                    $      .58    $      .57    $     1.06    $     1.13
                                                  ==========    ==========    ==========    ==========

All share and per share amounts have been adjusted for a three for two stock split declared October 21, 2003

                                       20